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                                                                     EXHIBIT 21
                                                                     PAGE 1 OF 2


             AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
             ------------------------------------------------------

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                                           Organized under
                              Name of Subsidiary           the laws of
                              ------------------           -----------


Triton Energy Limited ..................................   Cayman Islands
                                                           and Delaware

Amerada Hess Limited ...................................   United Kingdom

Hess Oil Virgin Islands Corp. ..........................   U.S. Virgin Islands

Amerada Hess Norge A/S .................................   Norway

Hess Energy Trading Company, LLC .......................   Delaware

Amerada Hess (Denmark) ApS .............................   Denmark

Amerada Hess Oil and Gas Holdings, Inc. ................   Cayman Islands

Amerada Hess Production Gabon ..........................   Gabon

Amerada Hess (GEA) Limited .............................   Cayman Islands

Amerada Hess (Thailand) Limited ........................   United Kingdom

Amerada Hess Pipeline Corporation ......................   Delaware

Tioga Gas Plant, Inc. ..................................   Delaware



Other subsidiaries (names omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary)

Each of the foregoing subsidiaries conducts business under the name listed, and is 100% owned by the Registrant, except for Hess Energy Trading Company, LLC, which is a trading company that is a joint venture between the Registrant and unrelated parties.
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                                                                     EXHIBIT 21
                                                                     PAGE 2 OF 2

             AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT



                                 Name of Affiliate
                                 -----------------


HOVENSA L.L.C. (50% owned) .............................    U.S. Virgin Islands

Summarized Financial Information of HOVENSA L.L.C. is included in the Registrant's 2003 Annual Report to Stockholders.